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                                                                       EXHIBIT 5





                                 October 3, 1997




REMEC, Inc.
9404 Chesapeake Drive
San Diego, California  92123


                       Registration Statement on Form S-8
                       ----------------------------------

Ladies and Gentlemen:

         We have acted as counsel to REMEC, Inc., a California corporation (the "Company"), in connection with the Registration Statement on Form S-8 (the "Registration Statement") which the Company proposes to file with the Securities and Exchange Commission on or about October 3, 1997 for the purpose of registering under the Securities Act of 1933, as amended, an additional aggregate of 3,075,000 shares of its $.01 par value Common Stock (the "Shares"). Of the Shares 2,250,000 are issuable under the Company's Equity Incentive Plan and 825,000 are issuable under the Company's Employee Stock Purchase Plan. The Shares have become available for issuance under the Company's Equity
Incentive Plan and the Company's Employee Stock Purchase Plan (jointly referred to herein as the "Plans") as a result of amendments to such Plans approved by the Company's stockholders at the Company's Annual Meeting of Stockholders held on June 6, 1997.

         In connection with this opinion, we have assumed the authenticity of all records, documents and instruments submitted to us as originals, the genuineness of all signatures, the legal capacity of natural persons and the conformity to the originals of all records, documents and instruments submitted to us as copies. We have based our opinion upon our review of the following records, documents, instruments and certificates and such additional certificates relating to factual matters as we have deemed necessary or appropriate for our opinion:

         (a) The Articles of Incorporation of the Company certified by the Secretary of State of the State of California as of June 25, 1997 and certified to us by an officer of the Company as being complete and in full force and effect as of the date of this opinion;



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REMEC, Inc.
October 3, 1997                                                           Page 2



         (b) The Bylaws of the Company certified to us by an officer of the Company as being complete and in full force and effect as of the date of this opinion;

         (c) A Certificate of the Chief Financial Officer of the Company (i) attaching records certified to us as constituting all records of proceedings and actions of the Board of Directors and shareholders of the Company relating to the Plans and the Registration Statement, and (ii) certifying as to certain other factual matters;

         (d)   The Registration Statement;

         (e)   The Plans; and

         (f) A Certificate of ChaseMellon Shareholder Services, the Company's transfer agent, dated October 1, 1997 as to certain factual matters.

         This opinion is limited to the federal laws of the United States of America and the law of the State of California, and we disclaim any opinion as to the laws of any other jurisdiction. We further disclaim any opinion as to any statute, rule, regulation, ordinance, order or other promulgation of any other jurisdiction or any regional or local governmental body or as to any related judicial or administrative opinion.

                  Based upon the foregoing and our examination of such questions of law as we have deemed necessary or appropriate for the purpose of this opinion, and assuming that (i) the Registration Statement becomes and remains effective during the entire period when the Shares are offered and sold, (ii) appropriate certificates evidencing the Shares will be executed and delivered upon issuance of the Shares, (iii) the full consideration stated in the Plans is paid for each Share, and (iv) all applicable securities laws are complied with, it is our opinion that, when issued by the Company, after payment therefor in the manner provided in the Plans, the Shares will be legally issued, fully paid and nonassessable.

                  This opinion is rendered to you in connection with the Registration Statement and is solely for your benefit. This opinion may not be relied upon by you for any other purpose, or relied upon by any other person, firm, corporation or other entity without our prior written consent. We disclaim any obligation to advise you of any change of law that occurs, or any facts of which we become aware, after the date of this opinion.



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REMEC, Inc.
October 3, 1997                                                           Page 3



                  We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.




                                            Very truly yours,

                                            \S\ HELLER EHRMAN WHITE & MCAULIFFE